Exhibit 23.3

CONSENT OF ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC

We hereby consent to the use of our name in the Annual Report on Form 10-K (the “10-K”) of Thermon Group Holdings, Inc. (the “Company”) (Commission File No. 001-35159) for the fiscal year ended March 31, 2014 (the “2014 Annual Report”) and in any prospectus or prospectus supplement of the Company related to the Company’s registration statement on Form S-3 (File No. 333-181821) and any related preliminary prospectuses and prospectuses and any further amendments or supplements thereto (collectively, the “Prospectus”) and to all references to us, our 2012 report concerning the global heat tracing market and the data in that 2012 report appearing in “Industry Overview” in the 10-K and the Prospectus; provided, however, that the foregoing consent shall be limited in duration with respect to the Prospectus to filings made within the nine month period beginning as of the date hereof.

Date: May 30, 2014
ALVAREZ & MARSAL PRIVATE EQUITY PERFORMANCE IMPROVEMENT GROUP, LLC

By:	/s/ Joel A. Poretsky
Name:	Joel A. Poretsky
Title:	Secretary